As filed with the Securities and Exchange Commission on February 6, 2013
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933
 ________________________
THE WALT DISNEY COMPANY
(Exact name of registrant as specified in this charter)
________________________

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Roger J. Patterson, Esq.
Associate General Counsel
and Assistant Secretary
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Brian McCarthy
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000
________________________
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

________________________
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	37,076,679	$53.775(2)	$1,993,798,414(2)	$271,955

(1)
In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on January 30, 2013.

PROSPECTUS
37,076,679 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling security holder identified in this prospectus of 37,076,679 shares of The Walt Disney Company common stock, par value $.01 per share. In this prospectus, we also refer to the shares of common stock as the securities.
The securities are being registered to permit the selling security holder to sell the securities from time to time through ordinary brokerage transactions or through any other means described in this prospectus. The price at which the selling security holder may sell the securities will be determined by the prevailing market for the securities or in negotiated transactions. See “Plan of Distribution.”
We will not receive any proceeds from the sale of the securities by the selling security holder.
Our common stock is listed on the New York Stock Exchange under the symbol “DIS.” On February 5, 2013, the last reported sale price of our common stock was $54.29 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors described in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2013

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling security holder identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings.
We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holder. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We recommend that you carefully read this entire prospectus and any applicable prospectus supplement, especially the section entitled “Risk Factors” on page 3, before making a decision to invest in the securities covered by this prospectus. You should also carefully read the additional information and documents described under “Where You Can Find More Information.”
You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of the date on the front cover of such document and that any information incorporated by reference is accurate as of the date of the document incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since that date.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Disney,” the “Company,” “we,” “us” and “our” to refer to The Walt Disney Company and its consolidated direct and indirect subsidiaries, except where it is clear that the term refers only to the parent company.

ABOUT THE WALT DISNEY COMPANY
Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521 (telephone: (818) 560-1000).
Disney, together with its subsidiaries, is a diversified worldwide entertainment company with operations in five business segments: Media Networks, Parks and Resorts, Studio Entertainment, Consumer Products and Interactive.
The Media Networks segment includes international and domestic cable television networks, a domestic broadcast television network, television production operations, domestic and international television distribution, domestic television stations, domestic broadcast radio networks and stations, and publishing and digital operations.
In the Parks and Resorts segment, the Company owns and operates the Walt Disney World Resort in Florida, the Disneyland Resort in California, Aulani, a Disney Resort & Spa in Hawaii, the Disney Vacation Club, the Disney Cruise Line and Adventures by Disney. The Company manages and has effective ownership interests of 51% in Disneyland Paris, 48% in Hong Kong Disneyland Resort and 43% in Shanghai Disney Resort, each of which is consolidated in our financial statements. The Company also licenses the operations of the Tokyo Disney Resort in Japan. The Company’s Walt Disney Imagineering unit designs and develops new theme park concepts and attractions as well as resort properties.
The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video content, musical recordings and live stage plays.
The Consumer Products segment engages with among others licensees, publishers and retailers throughout the world who design, develop, publish, promote and sell a wide variety of products based on existing and new characters and other Company intellectual property through its Merchandise Licensing, Publishing and Retail businesses. In addition to leveraging the Company’s film and television properties, Consumer Products also develops new intellectual property with the potential of also being used in the Company’s other businesses.
The Interactive segment creates and delivers branded entertainment and lifestyle content across interactive media platforms. The primary operating businesses of Interactive are Interactive Games which produces multi-platform games for global distribution, and Interactive Media, which develops branded online services. Interactive derives revenues from a combination of wholesale sales, licensing, advertising, sponsorships, subscription services and in-game accessories (micro transactions). Interactive also manages the Company’s Disney-branded mobile phone business in Japan which provides mobile phone service and content to consumers.

RISK FACTORS
Our business is subject to significant risks. Before you invest in our securities, you should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 29, 2012, and updated in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference into this prospectus. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain or may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include the words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they occur in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of Disney and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail under “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 29, 2012, and updated in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference into this prospectus.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement or, in the case of documents incorporated by reference herein or therein, as of the date of those documents. Disney does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS
All securities sold pursuant to this prospectus will be offered and sold by the selling security holder. We will not receive any proceeds from the sale of the securities offered by the selling security holder.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i) our restated certificate of incorporation and our amended and restated bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to our Current Report on Form 8-K, dated March 10, 2010, and filed with the SEC on March 16, 2010; and (ii) the relevant portions of the Delaware General Corporation Law (“DGCL”).
Our authorized capital stock consists of 4,600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
General. As of February 5, 2013, there were 1,804,738,318 shares of our common stock outstanding, excluding 1,000,247,024 shares held in treasury. All outstanding shares of our common stock are fully paid and nonassessable.
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and they do not have cumulative voting rights. The affirmative vote of the holders of a majority in voting power of the stock represented and entitled to vote thereon is required to approve all matters submitted to a vote of the stockholders, provided that (i) with respect to the election of directors, a plurality of votes cast shall be sufficient to elect, (ii) our amended and restated bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, by holders of a majority of the outstanding capital stock entitled to vote thereon or by our board of directors, and (iii) the limited matters described below under the heading “Certain Business Combinations” requires a greater vote as described therein.
Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Preemptive Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
As of the date of this prospectus, 100,000,000 shares of preferred stock are authorized, none of which are outstanding. Disney’s board of directors has the authority, without further action by the stockholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer; (ii) acquisition of us by means of a proxy contest or otherwise; or (iii) removal of our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.
Issuance of Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our restated certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.
Stockholder Meetings. A majority of our board of directors, the chairman of the board or the president may call special meetings of stockholders. Special meetings of our stockholders may not be called by any other person.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders, unless the business combination is approved in a prescribed manner. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.
Certain Business Combinations. In addition to the anti-takeover provisions of the DGCL, described above, Disney’s restated certificate of incorporation provides that certain proposed business combinations between Disney and an interested person (defined as an owner, of record or beneficially, of 5% or more of any class of Disney voting securities) be approved by two-thirds (2/3) of the outstanding stock of Disney entitled to vote. Business combinations subject to these provisions include: (i) any merger or consolidation to which Disney, or any of its subsidiaries, and an interested person are parties; (ii) any sale or other disposition by Disney, or any of its subsidiaries, of all or substantially all of its assets to an interested person; (iii) any purchase or other acquisition by Disney, or any of its subsidiaries, of all or substantially all of the assets or stock of an interested person; and (iv) any other transaction with an interested person which requires the approval of the stockholders of Disney under the DGCL. This requirement does not apply to any transaction described above if: (i) such transaction is approved by resolution of the Disney board of directors, provided that a majority of the members of the board of directors voting for the approval of such transaction were duly elected and acting members of the board of directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an interested person; or (ii) the requirement of a 2/3 vote is prohibited by the DGCL. An amendment to these provisions of our restated certificate of incorporation requires the affirmative vote of two-thirds (2/3) of the outstanding stock of Disney entitled to vote.
The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make accomplishing transactions that stockholders may otherwise deem to be in their best interests more difficult.
New York Stock Exchange
Our common stock is listed on the New York Stock Exchange under the symbol “DIS.” As of February 5, 2013, the closing price per share of our common stock on the New York Stock Exchange was $54.29, and we had approximately 989,000 holders of record of our common stock.
Transfer Agent
We are the principal transfer agent and registrar for our common stock.

SELLING SECURITY HOLDER
On December 21, 2012, we issued 37,076,679 shares of Disney common stock to the selling security holder in connection with our acquisition of Lucasfilm Ltd. The shares were issued in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of such shares, we entered into a registration rights agreement with the selling security holder (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement to permit the resale of some or all of the securities issued to the selling security holder (the “Registrable Securities”) and to use our commercially reasonable efforts to maintain the effectiveness of the shelf registration statement until the earlier of (i) the date on which all of the Registrable Securities have been sold pursuant to the shelf registration statement, (ii) the date the Registrable Securities may be sold to the public without registration in compliance with Rule 144 under the Securities Act, and (iii) the third (3rd) anniversary of the Registration Rights Agreement.
The following table sets forth certain information as of February 5, 2013 regarding the beneficial ownership of Disney common stock by the selling security holder and the securities being offered by the selling security holder pursuant to this prospectus. All information with respect to beneficial ownership is based upon information obtained from the selling security holder prior to the date hereof. Information concerning the selling security holder may change from time to time. The selling security holder may from time to time offer and sell any or all of the securities under this prospectus. Because the selling security holder is not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling security holder will hold upon consummation of any such sales. In addition, since the date on which the selling security holder provided this information to us, the selling security holder may have sold, transferred or otherwise disposed of all or a portion of the offered securities.
Assuming all of the shares of common stock being registered for resale are sold, and assuming the selling security holder does not purchase additional shares in the interim, the selling security holder will not own any shares of Disney common stock after completion of this offering. Since 1985, we have licensed certain rights from the selling security holder and an entity controlled by the selling security holder for use in connection with attractions and merchandise sold at our theme parks and, in connection with our acquisition of LucasFilm Ltd., we may pay the selling security holder a royalty in connection with the production of specified films. Except as disclosed in the prior sentence, the selling security holder does not have, and within the past three years has not had, any position, office or other material relationship with us.

	Shares Beneficially Owned Before Offering(1)			Shares Beneficially Owned After Offering(2)
Name and Address of Beneficial Owner	Number	Percent	Shares Being Offered	Number	Percent
The George W. Lucas, Jr. Fourth Amended and Restated Living Trust, dated May 18, 2009, c/o Howson & Simon LLP, 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596(3)	37,076,679	2.1%	37,076,679	0	0%

(1)
Percentages are based on 1,804,738,318 shares of common stock outstanding as of February 5, 2013. The number of shares of common stock outstanding does not include treasury shares or shares of our common stock issuable pursuant to Disney’s Amended and Restated 2011 Stock Incentive Plan or Amended and Restated The Walt Disney Company/Pixar 2004 Equity Incentive Plan.

(2)
The selling security holder has not informed us, and we do not know, when or in what amounts the selling security holder may offer for sale the shares of common stock pursuant to this offering. The selling security holder may choose not to sell any of the shares offered by this prospectus. Because the selling security holder may offer all, some, or none of the shares of common stock that it owns pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our common stock that the selling security holder will hold after completion of this offering. For purposes of this table, we have assumed that the selling security holder will have sold all of the securities covered by this prospectus upon the completion of this offering.

(3)	As the trustee of The George W. Lucas, Jr. Fourth Amended and Restated Living Trust, dated May 18, 2009 (the “Trust”), George W. Lucas, Jr. may be deemed to beneficially own shares held by the Trust.

PLAN OF DISTRIBUTION
The selling security holder, which term includes its permitted transferees as provided in the Registration Rights Agreement, may sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The shares of common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.
These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise, including the issuance by the selling security holder of derivative securities;

•	through the settlement of short sales; or

•	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
In connection with sales of the common stock or otherwise, the selling security holder may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the common stock short and deliver the common stock to close out short positions, (C) loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock, (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or (E) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The aggregate proceeds to the selling security holder from the sale of the common stock offered by it hereby will be the purchase price of our common stock less discounts and commissions, if any. The selling security holder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “DIS.”
In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The selling security holder and any broker-dealers or agents that participate in the sale of our common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Profits on the sale of our common stock by the selling security holder and any discounts, commissions or concessions received by any broker-

dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. A selling security holder who is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling security holder may be deemed to be an “underwriter,” it may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
The selling security holder has not advised us of any current plans, arrangements or understandings between any selling security holder and any underwriter, broker-dealer or agent regarding the sale of our common stock by the selling security holder.
A selling security holder may decide not to sell any of our common stock described in this prospectus. We cannot assure holders that any selling security holder will use this prospectus to sell any or all of our common stock. In addition, a selling security holder may transfer, devise or gift the common stock by other means not described in this prospectus.
With respect to a particular offering of our common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the common stock to be offered and sold;

•	the names of the selling security holders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling security holders.

LEGAL MATTERS
The legality of the common stock covered hereby has been passed upon for Disney by Roger J. Patterson, Esq., Associate General Counsel and Assistant Secretary of Disney. Mr. Patterson owns shares of Disney common stock, both directly and as a participant in various stock and employee benefit plans.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Disney’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file reports, proxy statements and other information with the SEC. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please contact the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov and on our Internet site at www.disney.com/investors.
This prospectus constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.
We are “incorporating” certain documents into this prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede the information in this prospectus and in documents incorporated by reference herein. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(1)	Disney’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012 filed on November 21, 2012.
(2)	Disney’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2012 filed on February 5, 2013.
(3)	Disney’s Current Reports on Form 8-K, filed on October 30, 2012, November 29, 2012 and January 11, 2013.
(4)	Disney’s Registration Statement on Form 8-A filed on November 17, 1999.
We are also incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to the termination of this offering (other than information in such documents that is deemed not to be filed).
Disney will provide you without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus. Requests should be directed to Disney Shareholder Services Department, 500 S. Buena Vista St. – MC9722, Burbank, California 91521-9722 (telephone: (818) 553-7200).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
All amounts are estimated.

SEC Registration Fee	$271,955
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$5,000
Printing Costs	$5,000
Miscellaneous	$5,000
Total	$291,955

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide that the registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant or by reason of the fact that such director or officer, at the request of the registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.
Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that (i) the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) the registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. The Registrant’s Restated Certificate of Incorporation further provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The Registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.
The Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification of the Indemnitees to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of the registrant which is not approved by the Board of Directors of the registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require the registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy the registrant’s indemnification obligations under the Indemnification Agreements.
The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.
 The exhibits to this registration statement are listed in the “Exhibit Index” following the signature pages hereto and are incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on February 6, 2013.

THE WALT DISNEY COMPANY

By:	/s/ ROGER J. PATTERSON
Roger J. Patterson
Associate General Counsel and Assistant Secretary, Registered In-House Counsel

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. IGER	Chairman and Chief Executive Officer (Principal Executive Officer)	February 6, 2013
Robert A. Iger

/s/ JAMES A. RASULO	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 6, 2013
James A. Rasulo

/s/ BRENT A. WOODFORD	Senior Vice President—Planning and Control (Principal Accounting Officer)	February 6, 2013
Brent A. Woodford

/s/ SUSAN E. ARNOLD	Director	February 6, 2013
Susan E. Arnold

/s/ JOHN S. CHEN	Director	February 6, 2013
John S. Chen

/s/ JUDITH L. ESTRIN	Director	February 6, 2013
Judith L. Estrin

/s/ FRED H. LANGHAMMER	Director	February 6, 2013
Fred H. Langhammer

/s/ AYLWIN B. LEWIS	Director	February 6, 2013
Aylwin B. Lewis

/s/ MONICA C. LOZANO	Director	February 6, 2013
Monica C. Lozano

/s/ ROBERT W. MATSCHULLAT	Director	February 6, 2013
Robert W. Matschullat

/s/ SHERYL K. SANDBERG	Director	February 6, 2013
Sheryl K. Sandberg

/s/ ORIN C. SMITH	Director	February 6, 2013
Orin C. Smith

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Disney’s Current Report on Form 8-K, dated March 10, 2010, and filed with the SEC on March 16, 2010).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Disney’s Current Report on Form 8-K, dated March 10, 2010, and filed with the SEC on March 16, 2010).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.10 to Disney’s Registration Statement on Form S-3 (No. 333-52659) filed with the SEC on May 14, 1998).
4.2	Registration Rights Agreement dated as of December 21, 2012 (incorporated by reference to Exhibit 10.3 to Disney’s Form 10-Q for the quarter ended December 29, 2012).
5.1	Opinion of Roger J. Patterson, Esq., as to legality of securities

23.1	Consent of Roger J. Patterson, Esq. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on Signature Page)